UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2002

Lone Star Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway
Suite 500
Dallas, Texas  75248
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On September 9, 2002, Lone Star Technologies, Inc. (“Lone Star”) announced in a press release (the “Press Release”) that it has entered into a definitive agreement with Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. (“Wheeling”) to acquire Wheeling’s production assets for $21.2 million in cash and to acquire Wheeling’s net working capital for an additional estimated $17.1 million.

The foregoing is qualified by reference to the Press Release which is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Exhibits.

99.1                                                        Press Release dated September 9, 2002, announcing Lone Star’s agreement to acquire Wheeling’s production assets and net working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

By: /s/ Charles J. Keszler
Charles J. Keszler Vice President and Chief Financial Officer

Date:       September 10, 2002

INDEX TO EXHIBITS

Item Number	Exhibit

99.1	Press Release dated September 9, 2002, announcing Lone Star’s agreement to acquire Wheeling’s production assets and net working capital.